UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2023

Mass Megawatts Wind Power Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	000-32465	04-3402789
(State of Incorporation)	(Commission File Number)	( IRS Employer Identification Number)

100 Boston Turnpike Ste. J9B #290 Shrewsbury, MA 01545

(Address of principal executive offices) (Zip Code)

(508) 942-3531

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol
Common Stock, no par value	MMMW

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure

The Company has nearly completed the process of changing the name of the Company from Mass Megawatts Wind Power, Inc. to Mass Megawatts, Inc. The CUSIP number will remain the same. As required under Massachusetts law, shareholders holding a majority of shares approved the changing of the name of the Company. Since most of our business has been involved with solar energy related activity since 2014, we believe that changing our name from Mass Megawatts Wind Power, Inc. to Mass Megawatts, Inc. is a reasonable action to reflect the business of the Company more accurately in recent years. At the same time, the Company will continue with wind power activities while most of our business will be primarily with solar power.

The information in this Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly incorporated by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be Signed on its behalf by the undersigned hereunto duly authorized.

/s/ Jonathan Ricker
Chief Executive Officer
Mass Megawatts Wind Power, Inc.

Date: June 26, 2023